Exhibit 8(1)

                                   CONSENT OF
                                 FOLEY & LARDNER





         We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus contained in Post-Effective Amendment No. 7 to the Form S-6 Registration Statement of Glenbrook Life AIM Variable Life Separate Account A (File No. 333-25045).





                                      /s/ Foley & Lardner
                                      -------------------
                                      FOLEY & LARDNER


Washington, D.C.
April 16, 2002

Exhibit 8(2)


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 7 to Registration Statement No. 333-25045 of Glenbrook Life AIM Variable Life Separate Account A of Glenbrook Life and Annuity Company on Form S-6 of our report dated February 20, 2002 relating to the financial statements and the related financial statement schedule of Glenbrook Life and Annuity Company, and our report dated March 8, 2002 relating to the financial statements of Glenbrook Life AIM Variable Life Separate Account A, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.




/s/ Deloitte & Touche LLP
Chicago, Illinois
April 16, 2002